SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 15, 1997
                                                         (July 1, 1997)
                                                         --------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                         1-14162                   94-3211970
----------------                   ----------                -------------
 (State or other                  (Commission                (IRS Employer
 jurisdiction of                  File Number)                I.D. Number)
  incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
       -----------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code:(415) 343-9300
                                                           -------------




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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 1997, the Company acquired an office property containing 157,579 square feet (the "Centerstone Property") located in Irvine, California, from Culver Center Associates II, a California general partnership. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00), and (ii) the balance in cash from a combination of borrowings under the Line of Credit and the net proceeds of the sale of certain assets.

There is no relationship between the seller listed above and the Company, the Company's Operating Partnership or any affiliated entities of the Company.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b)           FINANCIAL STATEMENTS

                                As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by
                                Item 7 (a) & (b) of Form 8-K. In accordance with
                                Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after July 15, 1997, file such financial statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                                    By: Glenborough Realty Trust Incorporated,




Date: July 15, 1997                    /s/ Andrew Batinovich
                                       Andrew Batinovich
                                       Director, Executive Vice President,
                                       Chief Operating Officer
                                       and Chief Financial Officer
                                       (Principal Financial Officer)



Date: July 15, 1997                    /s/ Terri Garnick
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)

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